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                                                           EXHIBIT 99(a)



                         THE QUICK & REILLY GROUP, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

         This proxy is solicited on behalf of the Board of Directors

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement relating to the Special Meeting of Stockholders of The Quick & Reilly Group, Inc., called to convene on January 23, 1998, and hereby constitutes and appoints Leslie C. Quick, Jr. and Thomas C. Quick, and either of them, the true and lawful attorneys and Proxies of the undersigned with full power of substitution to each, to vote all the shares of Common Stock of the corporation which the undersigned is entitled to vote at the meeting and at any adjournment thereof, in their discretion on any matter which may properly come before the meeting and as follows:

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The shares represented by this proxy          Please mark
are to be voted in accordance with            your votes as       [X]
the specific instructions below and,          indicated in
if no choice is indicated, are to be          this example
voted FOR the proposal to approve
and adopt the Agreement and Plan of
Merger by and among The Quick &
Reilly Group, Inc., Fleet Financial
Group, Inc., and FFG Acquisition Corp.

PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER BY AND AMONG
THE QUICK & REILLY GROUP, INC., FLEET FINANCIAL GROUP, INC. AND FFG ACQUISITION CORP.

                 FOR                  AGAINST                ABSTAIN
                 [ ]                    [ ]                    [ ]

                                   Please sign, date and return this proxy
                                   promptly in the enclosed envelope which
                                   requires no postage if mailed in the United
                                   States.

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                                   SIGNATURE(S) OF STOCKHOLDER(S)

                                   (Signature(s) should conform with the
                                   name(s) printed hereon. If stock is held in joint names, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

                                   Date:
                                   , 1998

                                   PLEASE DO NOT FOLD, STAPLE OR DAMAGE

                     (caret) FOLD AND DETACH HERE (caret)